TO BE DETACHED AND RETAINED BY PROPOSED INSURED

[COUNTRY INSURANCE & FINANCIAL SERVICES LOGO]

NOTICE OF INSURANCE                     COUNTRY Life Insurance Company
INFORMATION PRACTICES                   COUNTRY Investors Life Assurance Company
                                        1701 N Towanda Avenue, PO Box 2000
                                        Bloomington, IL 61702-2000
                                        Phone (309) 821-3000

This information describes certain rights provided to you under the Federal Fair Credit Reporting Act and the Medical Information Bureau, Inc. Please read carefully.

The insurance application provides personal information about the persons proposed for insurance. As part of our regular underwriting procedure, we may need to collect additional, personal information from other sources. If we request an investigative consumer report, you may request a personal interview if you desire. All such personal information is treated as confidential. In certain cases, however, that information may be disclosed, as allowed by law, to others without authorization. A right of access and correction exists as to the personal information we might collect.

                 CONSUMER AND/OR INVESTIGATIVE CONSUMER REPORTS

This notice is to inform you (and any other persons proposed for insurance) that in connection with your application for insurance with us, we may request a consumer and/or investigative consumer report from a consumer reporting agency. The investigative consumer report may include interviews with you or your family. Any information obtained will be used to determine insurability and may include information as to character, general reputation, personal characteristics, and mode of living, except as may be related directly or indirectly to your sexual orientation. Information obtained from a report prepared by an investigative support organization may be retained by the insurance support organization and disclosed to other persons. A credit report may be requested in connection with your application for insurance and credit scoring may be used to determine your eligibility for insurance.

Upon receipt of your written request to the Underwriting Division at the above address, further information on the nature and scope of the report will be provided. We will give you the name and address of the consumer reporting agency that furnished the report. You may contact that agency in order to inspect and receive a copy of the report.

                        MEDICAL INFORMATION BUREAU, INC.

Information regarding your insurability will be treated as confidential. COUNTRY Life Insurance Company(R)/COUNTRY Investors Life Assurance Company(R), or their reinsurers may, however, make a brief report thereon to the Medical Information Bureau, Inc., a nonprofit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Medical Information Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its files.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedure set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112. Telephone number is
(617) 426-3660.

The purpose of the Bureau is to protect its members and their policyholders from the extra expense created by those who omit or conceal information relevant to their insurability. Information furnished by the Bureau may serve to alert the company to a need for further investigation. The Bureau gives no indication regarding the action taken on an application (i.e., whether accepted standard, accepted with increased premium, or declined).

COUNTRY Life Insurance Company/COUNTRY Investors Life Assurance Company, or their reinsurers may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

                           MEDICAL RECORD INFORMATION

The underwriting process (evaluation and classification of risks) is necessary to assure reasonable cost of insurance and provide a mechanism by which policyholders pay their fair share of the cost. In considering your application for insurance, we may request a medical examination, or personal information related to your physical or mental condition, medical history or medical treatment. This information may be obtained from a medical professional or medical care institution, or directly from you or your spouse, parent or legal guardian. You have the right to amend or correct any personal information collected. Upon written request to the Underwriting Division at the above address, medical information will be disclosed to your attending physician.

                    COUNTRY INSURANCE & FINANCIAL SERVICES(R)

We may share any information about you in our files with any other member-company or affiliate of COUNTRY Insurance & Financial Services, as allowed by law, and as necessary to facilitate that member-company's insurance transaction with you.

                         AUTHORIZATION ACKNOWLEDGEMENT

I have authorized the release of information to COUNTRY Life Insurance Company/COUNTRY Investors Life Assurance Company, their reinsurers, insurance support organizations and their authorized representatives. I, or my representative, may receive a copy of the authorization upon request.

                                                                       K32-063

[COUNTRY INSURANCE & FINANCIAL SERVICES LOGO]

LIFE INSURANCE                          COUNTRY Life Insurance Company
APPLICATION                             COUNTRY Investors Life Assurance Company
PART A                                  1701 N Towanda Avenue, PO Box 2000
                                        Bloomington, IL 61702-2000
                                        Phone (309) 821-3000

             Type of application:  / / New Business    / / Replacement     / / Change to ____________
             Tobacco status:       / / Tobacco         / / Non-Tobacco

1. PROPOSED INSURED                                          (PRINT IN INK ONLY)

 NAME    First Name              Middle Name                Last Name                   Sex           Age      Date of Birth
(Print name in full)                                                                    / / Male
                                                                                        / / Female             Mo. | Day | Year

Street Address                                              City                        State         Zip Code + 4

Place of Birth (City and State)                             Social Security Number      Drivers License Number and State

Height   Weight    Birthweight (less than 1 year of age)    / / Married   / / Widowed   Occupation and how long in it
                                                            / / Single    / / Divorced
                                                            / / Separated

2. PROPOSED INSURED #2           / / Tobacco                / / Non-Tobacco

 NAME    First Name              Middle Name                 Last Name                Sex           Age      Date of Birth
(Print name in full)                                                                  / / Male
                                                                                      / / Female              Mo. | Day | Year

Street Address                                        City                              State         Zip Code + 4

Place of Birth (City and State)                       Social Security Number            Drivers License Number and State

Height                Weight                 / / Married   / / Widowed   Occupation and how long in it
                                             / / Single    / / Divorced
                                             / / Separated

3. CHILDREN PROPOSED FOR INSURANCE ON CHILD RIDER (AGE 17 AND YOUNGER)

NAME(S) IF RIDER DESIRED AND NO LIVING CHILDREN, INDICATE "NONE"        SEX       AGE       D.O.B.     HEIGHT      WEIGHT

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

4. APPLICANT/OWNER/PAYOR INFORMATION (IF OTHER THAN PROPOSED INSURED) -- SELECT THOSE THAT APPLY.
(If trust, provide ownership information such as legal name of trust, date of trust, and trust number)
/ / Applicant       / / Owner      / / Contingent Owner      / / Payor

Name First Name           Middle Name         Last Name      Date of Birth/Date of Trust    Social Security/Trust Number

Address (include city, state, and zip code)                  Relationship to Proposed Insured/Name of Trust/State of Company

/ / Applicant       / / Owner      / / Contingent Owner      / / Payor

Name First Name           Middle Name         Last Name      Date of Birth/Date of Trust    Social Security/Trust Number

Address (include city, state, and zip code)                  Relationship to Proposed Insured/Name of Trust/State of Company

Name First Name           Middle Name         Last Name      Date of Birth/Date of Trust    Social Security/Trust Number

Address (include city, state, and zip code)                  Relationship to Proposed Insured/Name of Trust/State of Company

                                                               K320
CL 01-94 (06/03)                                               K32-063-00 (01/0

5. BASIC COVERAGE APPLIED FOR         c. DEATH BENEFIT OPTION (SUL/UL/VUL)             g. IF THE PROPOSED INSURED IS A JUVENILE, DO
                                                                                          YOU WISH TO RETAIN OWNERSHIP AFTER AGE 18?
a. FACE AMOUNT                           / / A. specified amount + cash value             / / Yes  / / No
$ _________________________              / / B. specified amount                          If yes, to what age _____________________
                                                                                          or       / / Permanent Control
b. PLAN OF INSURANCE                  d. MODE OF PAYMENT (CHOOSE ONE):
/ / Ten Year Level Term                  / / Annual       / / Semi-Annual              h. CHANGE TO POLICY ________________________
/ / Twenty Year Level Term               / / Quarterly    / / Single Premium              / / Addition of benefit _________________
/ / Thirty Year Level Term               / / CBP          / / AMP                         / / Rate Reconsideration ________________
/ / Executive Whole Life                 (if AMP/CBP, complete proper forms)              / / Surrender Dividends _________________
/ / Life Paid Up at 65                   CBP IS NOT AVAILABLE ON VUL POLICIES)            / / Other _______________________________
/ / Twenty Payment Life
/ / Single Premium Whole Life         e. Policy Mode Premium $_______________          i. DIVIDEND OPTION DESIRED (whole life only)
/ / Universal Life                       The Automatic Loan Provision is in effect        / / 1. Pay in Cash
/ / Survivorship Universal Life          unless otherwise indicated in the Special        / / 2. Apply to Premium
/ / Variable Universal Life              Request area.                                    / / 3. Leave to Accumulate
/ / Other _________________                                                               / / 4. Additional Paid-up Insurance
                                      f. / / INCREASE AMOUNT OF UL/SUL/VUL
                                         Policy #__________________________________
                                         From $ ________________ to ________________

6. BENEFITS/RIDERS (SOME RIDERS ARE PRODUCT SPECIFIC)

/ / WP                                                     / / Payor Insurance (Complete PI application)
/ / WP - Non-Conversion (term only)                            / / Death or Disability      / / Death Only
/ / Waiver of Monthly Deductions (UL/VUL)                  / / Additional Insured/Spouse Rider (UL/SUL/VUL) $ ____________
/ / GIO (EWL, LP65, 20PL, VUL, UL, SPWL) $_______________  / / Termination Protection Rider (UL/SUL)
/ / ADB (EWL, LP65, 20PL) $ _____________________________  / / Insured Term Rider (SUL) $_________________________________
/ / 10 yr. Insured Term Rider $__________________________  / / Estate Preservation Rider (SUL) 4 yr. Term Rider
/ / 10 yr. Spouse Rider $ _______________________________  / / Estate Protection Rider (SUL)
/ / Children's Term Rider - # _____ of units               / / PUA Single Premium $____________________
                                                                   Level Premium $______________ # of yrs _____

7. BENEFICIARY INFORMATION - unless otherwise indicated, beneficiaries for spouse/child are as stated in rider.

/ / Primary Beneficiary(ies)  Name____________________Age _____Relationship ____________________
                              Name____________________Age _____Relationship ____________________
/ / Secondary Beneficiary(ies)Name____________________Age _____Relationship ____________________
                              Name____________________Age _____Relationship ____________________
                              Name____________________Age _____Relationship ____________________
                              Name____________________Age _____Relationship ____________________
/ / Trustee(s) as Primary Beneficiary (Living Trust)
    Name of Trustee _________________________________ Name of Trust ____________________________
    Name of Grantors ________________________________ Date of Trust __________Trust #___________

/ / Trustee(s) as Primary Beneficiary (Testamentary Trust)
/ / Insured's Estate - The personal representative of the insured
    List Additional Beneficiary Information in Special Request area.

8. HOME OFFICE ENDORSEMENT (DO NOT WRITE IN THIS BOX)


9. SPECIAL REQUEST

                                                                        K320
CL 01-94 (06/03)

10. OTHER LIFE INSURANCE

Other life insurance or annuities in force or applied for?   / / Yes    / / No

                                                          AMOUNT      ADB       YEAR OF
      INSURED'S NAME         COMPANY         AMOUNT      PENDING     AMOUNT      ISSUE     PURPOSE
----------------------------------------------------------------------------------------------------

____________________________________________________________________________________________________

____________________________________________________________________________________________________

____________________________________________________________________________________________________

____________________________________________________________________________________________________

11. REPLACEMENT

Will this insurance replace or affect any other life or annuity
contract for any person proposed for coverage?                   / / Yes  / / No
(including pending coverage provided with binding receipt)

If yes, please enclose replacement forms and provide company name
_______________________________ and policy number ______________________________

Will this be a 1035 exchange? (If yes, please forward 1035
Exchange Assignment Forms to the Home Office.                    / / Yes  / / No

If coverage is pending with another company, will all pending
coverage be accepted?                                            / / Yes  / / No

 IF TAKING ADVANTAGE OF THE TELEAPPLICATION PROCESS, ANSWER #12 AND PROCEED TO
                 PART C. IF PAPER APPLICATION PROCEED TO PART B.

12. GENERAL MEDICAL QUESTION

Within the last ten years, has any proposed insured (including primary insured, spouse, payor or children) been treated for, or diagnosed as having a heart condition (including heart attack), chest pain, stroke, blood abnormality, tumor or cancer (other than skin) diabetes, alcohol abuse or drug dependency or had an electrocardiogram for any physical complaint including chest
pain?                                                            / / Yes  / / No

    DETAILS TO QUESTION # 12 (Include Proposed Insured's name, doctor's name, address and phone number, all specific dates & details, and degree of recovery if applicable).

NAME & DATE                         DOCTORS INFORMATION & ALL DETAILS
----------------------------------  --------------------------------------------
__________________________________  ____________________________________________

__________________________________  ____________________________________________

__________________________________  ____________________________________________

__________________________________  ____________________________________________

__________________________________  ____________________________________________

__________________________________  ____________________________________________

__________________________________  ____________________________________________

                                                                           K320
CL 01-94 (06/03)

COUNTRY LIFE INSURANCE COMPANY(R)                                         PART B
COUNTRY INVESTORS LIFE ASSURANCE COMPANY(R)
1701 N Towanda Avenue, PO Box 2000
Bloomington, IL 61702-2000
Phone (309) 821-3000

NAME OF PROPOSED INSURED _______________________________ D.O.B. ________________

A. ACTIVITIES/HEALTH HABITS (ANSWER FOR ALL INSUREDS PROPOSED ON THIS
   APPLICATION)

 1. In the last five years have you, or do you have plans to:
    a. Be a member of any armed forces or military?               / / Yes / / No
    b. Be exempted, rejected or discharged by the Armed Forces,
       Reserves or the National Guard?                            / / Yes / / No
    c. Pilot (including student pilot) or serve as a crewmember
       in any type of aircraft?                                   / / Yes / / No
    d. Engage in any hazardous avocation (i.e. scuba diving,
       skydiving, hang gliding, any type of racing, mountain or
       rock climbing, rodeo etc.)?                                / / Yes / / No
    e. Live or travel outside the United States or Canada? (If
       yes, explain below)                                        / / Yes / / No

 2. Are you other than a U.S. Citizen? (If yes, submit
    appropriate questionnaire).                                   / / Yes / / No

 3. In the last five years have you:
    a. had two or more moving violations, any accidents, been
       charged with a DUI/DWI or had your driver's license
       refused, revoked, restricted or suspended? (If yes,
       explain below)                                             / / Yes / / No
    b. been convicted of, or are awaiting trial for, any crime other than a misdemeanor, including currently being on
       parole or probation? (If yes, explain below)               / / Yes / / No
    c. filed for bankruptcy? (If yes, explain below)              / / Yes / / No

       If yes: / / Business / / Personal
         Date Discharged__________ Amount _______ Chapter ________

 4. In the last 12 months have you used any tobacco or nicotine products (If yes, indicate product, date last used and
    amount)?                                                      / / Yes / / No

    a. Cigarettes___________ b. Nicotine patch/gum ____________ c. Pipe_________
    d. Cigars    ___________ e. Chewing tobacco/snuff _________ f. Other _______

5. In the last ten years have you consumed alcoholic beverages? / / Yes / / No If yes, date last used? ______________ Type and average number of drinks per week? _____________________

6.  In the last ten years have you used cocaine, marijuana,
    methamphetamines, barbiturates or any other controlled
    substance? (If yes, explain below, including type, frequency
    and date of last use)                                         / / Yes / / No

7.  Have you ever been advised to limit or discontinue the use of alcohol or drugs; or sought or received treatment because of
    your alcohol or drug use? (If yes, explain below)             / / Yes / / No

DETAILS TO QUESTIONS 1 - 7

QUESTION      INCLUDE DOCTOR'S NAME OR FACILITY, ADDRESS, PHONE NUMBER, ALL SPECIFIC DATES AND
 NUMBER       DETAILS, AND DEGREE OF RECOVERY IF APPLICABLE.
----------------------------------------------------------------------------------------------

______________________________________________________________________________________________

______________________________________________________________________________________________

                                                                           K320
APPB (06/03)

NAME OF PROPOSED INSURED _______________________________ D.O.B. ________________

MEDICAL HISTORY (ANSWER FOR ALL INSUREDS PROPOSED ON THIS APPLICATION)

 8. In the last 10 years have you been diagnosed with and/or received treatment for:
    a. any disease or disorder of eyes, ears, nose, throat,
       mouth, or temporomandibular joint disorder?                / / Yes / / No
    b. seizure, paralysis, headaches, dizziness, fainting spells, loss of consciousness, multiple sclerosis or any other
       disease or disorder of the brain or nervous system?        / / Yes / / No
    c. chronic fatigue, stress, depression, anxiety or any other
       emotional or psychological disease or disorder?            / / Yes / / No
    d. asthma, allergies, tuberculosis, bronchitis, emphysema, sleep apnea or any other disease or disorder of the
       respiratory system?                                        / / Yes / / No
    e. high or low blood pressure, heart attack, chest pain,
       heart murmur, irregular heart beat, stroke, aneurysm,
       varicose veins, high cholesterol or any other disease or
       disorder of the heart or circulatory system?               / / Yes / / No
    f. ulcer, hernia, gastroesophageal reflux disease, hepatitis, cirrhosis or any other disease or disorder of the liver,
       gallbladder, pancreas, esophagus or digestive system?      / / Yes / / No
    g. colitis, ulcerative colitis, polyps, Crohn's disease,
       irritable bowel, hemorrhoids or any other rectal or colon
       disease or disorder?                                       / / Yes / / No
    h. any disease of the kidney, bladder, any blood or protein in the urine, prostate or testicular disorder, or any
       other disease or disorder of the urinary tract?            / / Yes / / No
    i. endometriosis, infertility, abnormal pap smear or any
       other disease or disorder of the reproductive system
       including the uterus, fallopian tubes or ovaries, or
       breast disorder?                                           / / Yes / / No
    j. diabetes, borderline diabetes, sugar in the urine, thyroid disorder or any other disease or disorder of the endocrine
       system?                                                    / / Yes / / No
    k. leukemia, anemia, or any other blood disease or disorder?  / / Yes / / No
    l. back or neck pain, disc problems, spinal sprain or strain, sciatica, arthritis, carpal tunnel syndrome, bursitis,
       neuritis, rheumatism or any other disease or disorder of
       the bones, joints or muscles?                              / / Yes / / No
    m. cancer, tumor, cyst, growth or disease or disorder of the
       skin or lymph glands?                                      / / Yes / / No
    n. genital or rectal warts, herpes, condyloma or any other
       sexually transmitted disease?                              / / Yes / / No

 9. In the last ten years have you had, been treated for or been diagnosed as having HIV (Human Immunodeficiency Virus) infection, test or AIDS (Acquired Immunodeficiency Syndrome)? / / Yes / / No

10. Are you currently pregnant or have you had complications of
    pregnancy in the last 10 years?                               / / Yes / / No

DETAILS TO QUESTIONS 8-10

QUESTION      INCLUDE DOCTOR'S NAME OR FACILITY, ADDRESS, PHONE NUMBER, ALL SPECIFIC DATES AND
 NUMBER       DETAILS, AND DEGREE OF RECOVERY IF APPLICABLE.
----------------------------------------------------------------------------------------------

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

                                                                           K320

11. WHO IS YOUR PRIMARY PHYSICIAN? (Provide information for additional insureds on the following page) Phone Number
 a. Name

Street Address                        City            State         Zip Code + 4

b. Date last seen             reason and details

12. a. Name, address and phone number for physician last consulted

b. Date last seen             reason and details

13. In the last ten years, have you had any other:

    a. consultation, medical test, hospitalization, illness,
       injury or surgery? (If yes, explain below)                 / / Yes / / No
    b. consultation with a doctor (including all specialists such as cardiologist, oncologist and rheumatologist),
       chiropractor, psychiatrist, psychologist, counselor,
       therapist or other healthcare provider? (If yes, explain   / / Yes / / No
       below)
    c. Any physical deformity or defect, injury, disease or
       disorder not previously indicated?                         / / Yes / / No

14. Are you taking or have you been advised to take any
    medication (prescription or over-the counter) or treatment not provided in response to a previous question? (If yes,
    explain below)                                                / / Yes / / No

15. Have you lost or gained more than 10 lbs. in the last year?   / / Yes / / No
    If yes, indicate reason and amount gained or lost.
    ______________________________

16. a. Has either of your natural parents lived to at least age
       60?                                                        / / Yes / / No
    b. Do any of your natural parents or siblings have a history of diabetes, cancer, stroke, heart disease, polycystic
       kidney disease, tuberculosis, mental illness or any
       hereditary disorder or disease including Huntington's
       Chorea? If yes, provide details (i.e. relationship, type   / / Yes / / No
       of disease, age diagnosed, current age or age at death)?

17. Have you ever had any life, health or disability income
    insurance rated, ridered or declined? (If yes, explain        / / Yes / / No
    below.)

18. Have you ever requested or received indemnity benefits,
    pension or payment because of an injury, sickness or
    disability? (If yes, explain below.)                          / / Yes / / No


DETAILS TO QUESTIONS 11-18

QUESTION      INCLUDE DOCTOR'S NAME OR FACILITY, ADDRESS, PHONE NUMBER, ALL SPECIFIC DATES AND
 NUMBER       DETAILS, AND DEGREE OF RECOVERY IF APPLICABLE.
----------------------------------------------------------------------------------------------

______________________________________________________________________________________________

______________________________________________________________________________________________

                                                                           K320

QUESTION      INCLUDE DOCTOR'S NAME OR FACILITY, ADDRESS, PHONE NUMBER, ALL SPECIFIC DATES AND
 NUMBER       DETAILS, AND DEGREE OF RECOVERY IF APPLICABLE.
----------------------------------------------------------------------------------------------

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

                                                                           K320
                                       6A

[COUNTRY INSURANCE & FINANCIAL SERVICES LOGO]

PART C - AGREEMENT/AUTHORIZATION        COUNTRY Life Insurance Company
TO OBTAIN AND DISCLOSE INFORMATION      COUNTRY Investors Life Assurance Company
                                        1701 N Towanda Avenue, PO Box 2000
                                        Bloomington, IL 61702-2000
                                        Phone (309) 821-2000

AGREEMENT

All Proposed Insureds and the Applicant, if other than the Proposed Insured, hereby consent to the insurance herein specified and state that the information in this application and any medical history is correctly recorded, complete and true to the best of their knowledge and belief:

IT IS UNDERSTOOD AND AGREED THAT:

(a) If BINDING RECEIPT has been given and is in effect, its terms will apply. Otherwise, no insurance will take effect before the policy for such insurance is delivered and the first premium paid. Upon such delivery and payment, insurance will take effect if the answers and statements in this application are then true without material change.

(b) Acceptance of a life insurance policy will be ratification of any administrative change or correction with respect to such policy, made by the Company in the space entitled Home Office Endorsements. All other changes, including plan and amount of insurance, benefits, or classification must be accepted in writing.

(c) No agent or medical examiner is authorized to make or modify contracts or to waive any of the Company's rights or requirements.

(d) The Owner shown in this application shall control the policy.

The undersigned Proposed Insured/Applicant further declares that he/she has paid to _________________ Agent, the sum of $___________ as payment toward the first premium of the policy herein applied for, subject to and in accordance with the provisions of the BINDING RECEIPT for such payment and received a copy of the BINDING RECEIPT.

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURER FILES AN APPLICATION FOR INSURANCE OR A STATEMENT OF CLAIM CONTAINING ANY MATERIAL FALSE INFORMATION OR CONCEALS, FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MAY BE GUILTY OF INSURANCE FRAUD, WHICH IS A CRIME. PENALTIES MAY INCLUDE IMPRISONMENT, FINES, DENIAL OF INSURANCE, AND CIVIL DAMAGES.

ISSUANCE OF THIS POLICY IS CONDITIONED UPON COUNTRY LIFE INSURANCE COMPANY AND COUNTRY INVESTORS LIFE ASSURANCE COMPANY, AND AFFILIATES WHICH ARE MEMBERS OF COUNTRY INSURANCE & FINANCIAL SERVICES (HEREIN COUNTRY) RECEIVING A FULLY AND EFFECTUATED AUTHORIZATION. COUNTRY CANNOT COMMENCE ITS UNDERWRITING PROCESS AND ISSUE A POLICY UNLESS YOU SIGN THE AUTHORIZATION. WE STRIVE TO KEEP YOUR PRIVATE INFORMATION CONFIDENTIAL. HOWEVER, AT ANY TIME YOU DISCLOSE PRIVATE INFORMATION, YOU BEAR THE RISK THAT IT MAY BE INADVERTENTLY REDISCLOSED AND NO LONGER PROTECTED BY FEDERAL, STATE OR LOCAL LAW.

AUTHORIZATION

I AUTHORIZE THE RELEASE OF INFORMATION TO COUNTRY LIFE INSURANCE COMPANY AND COUNTRY INVESTORS LIFE ASSURANCE COMPANY, AND AFFILIATES WHICH ARE MEMBERS OF COUNTRY INSURANCE & FINANCIAL SERVICES (HEREIN COUNTRY), ITS REINSURERS, INSURANCE SUPPORT ORGANIZATIONS, THEIR AUTHORIZED REPRESENTATIVES, AFFILIATES, AND NON-AFFILIATED THIRD PARTIES AS ALLOWED BY LAW. THE HEALTH AND FINANCIAL INFORMATION MAY CONCERN ME, MY CHILDREN OR ANOTHER FOR WHOM I AM LEGALLY AUTHORIZED TO SIGN. I AUTHORIZE THE RELEASE OF MEDICAL, FINANCIAL OR ANY OTHER PERSONAL INFORMATION INCLUDING INFORMATION ABOUT HEALTH HISTORY, DIAGNOSIS, TREATMENT, OR PROGNOSIS WITH RESPECT TO ANY PHYSICAL OR MENTAL CONDITION INCLUDING DRUGS, ALCOHOLISM, MENTAL ILLNESS, OR HIV TESTING, OCCUPATION, INCOME AND FINANCIAL HISTORY, FOREIGN TRAVEL, AVOCATION, DRIVING RECORD, OTHER PERSONAL CHARACTERISTICS AND OTHER INSURANCE. SUCH INFORMATION WILL BE USED BY UNDERWRITERS, MEDICAL PROFESSIONALS AND OTHER COUNTRY OFFICERS AND EMPLOYEES TO EVALUATE CLAIMS, LIFE INSURANCE AND/OR BENEFITS APPLIED FOR AND OTHER REASONS NECESSARY TO FACILITATE MY INSURANCE AND/OR BENEFITS APPLIED FOR AND OTHER REASONS NECESSARY TO FACILITATE MY TRANSACTION. THE INFORMATION MAY BE RELEASED BY PHYSICIANS, PRACTITIONERS, HOSPITALS, CLINICS, OTHER MEDICALLY RELATED FACILITIES, THE MEDICAL INFORMATION BUREAU, INC. (MIB), MY EMPLOYER, CONSUMER REPORTING AGENCIES, INSURANCE COMPANIES, AND THEIR REINSURERS WHO MAY POSSESS INFORMATION OF CARE, TREATMENT ADVICE OF ME OR ANY OF MY CHILDREN NAMED IN THE APPLICATION. THE INFORMATION MAY BE SHARED WITH AFFILIATES AND UNAFFILIATED THIRD PARTIES AS ALLOWED BY LAW AND AS NECESSARY TO FACILITATE MY TRANSACTION.

LIFE AUTH-03                                                             K32063F

TO FACILITATE RAPID SUBMISSION OF SUCH INFORMATION, I AUTHORIZE ALL SAID SOURCES, EXCEPT MIB, TO GIVE SUCH RECORDS TO ANY AGENCY EMPLOYED BY COUNTRY TO COLLECT AND TRANSMIT SUCH INFORMATION. I FURTHER AUTHORIZE MIB TO TRANSMIT ANY RELEVANT INFORMATION TO ANY AGENCY EMPLOYED BY COUNTRY.

I UNDERSTAND that this authorization is valid for (24) months from the date it is signed and a photocopy and/or fax is also valid, except disclosure of HIV-related information in which case it is valid for 180 days..

This authorization may be revoked in writing by contacting Home Office of COUNTRY Life Insurance Company or COUNTRY Investors Life Assurance Company. Revocation of this authorization does not extend to actions COUNTRY Life and COUNTRY Investors has already taken in reliance upon the authorization or the right of COUNTRY Life and COUNTRY Investors to use information to contest a claim under the policy or the policy itself.

I ACKNOWLEDGE receiving a copy of the notice regarding Insurance Information Practices, the Medical Information Bureau, Inc., consumer and/or investigative consumer reports, and medical record information. I, or my legal representative, may receive a copy of this authorization upon request.

I, the parent or legal guardian, give my consent to this application on the child's life. I agree that any policy issued may be under the absolute control of the applicant. It shall be understood that said applicant may designate anyone he/she desires as beneficiary and may exercise any and all rights of the policy without my consent.

SIGNATURE OF PROPOSED INSURED (If age 15 or over)          SIGNATURE OF SPOUSE, PAYOR (If coverage is applied for)

SIGNATURE OF PARENT (If proposed insured is under age 15 and Parent has not signed as Applicant)

SIGNATURE OF APPLICANT (If other than proposed insured)    TITLE (If Corporation, Officer other than Proposed Insured must sign)

AGENT'S SIGNATURE                                          AGENT NUMBER        AGENCY

SIGNED AT: CITY          STATE              DATE           Proposed Insured's County      PRODUCTION ASSISTANT'S SIGNATURE

LIFE AUTH-03                                                             K32063G

                               FOR JUVENILES ONLY

                     APPLICATION FOR PAYOR INSURANCE BENEFIT

    NOTE: QUESTIONS BELOW TO BE ANSWERED ONLY IF PAYOR INSURANCE IS DESIRED.

1.  (a) PAYOR'S NAME

    First Name                      Middle Name

    __________________________________________________________
    Last Name

    __________________________________________________________
    Social Security Number     (b) Birth Date      (c) Age

                                Mo. Day Year
    __________________________________________________________
    (d) Place of Birth (City & State)

    __________________________________________________________
    (e) Height                    (f) Weight

        __________    __________      ________________________
           Feet         Inches                Pounds

    (g) Occupation of Payor (Give exact duties.)

    __________________________________________________________

                                                                     Yes    No
2.  Is Payor now free from disease, in sound health, and without deformity or loss of limb, or impairment of sight, hearing or
    speech? (If "No", explain.)                                      / /    / /

3.  Has insurance on life of Payor ever been declined, postponed,
    or modified in amount, plan or rate? (If "Yes", explain.)        / /    / /

4.  Has Payor ever had any disorder of the heart, asthma,
    epilepsy, cancer, tumor, diabetes, or tuberculosis? (If
    "Yes", explain.)                                                 / /    / /

5. Give names and addresses of all doctors consulted by or for Payor, for any reason, including hospitalization, during the past five years, with full details of treatment and results. (If none, so state.)

NAME AND ADDRESSES OF           DISEASE OR         DATE, TREATMENT
DOCTORS AND HOSPITALS            DISORDER             AND RESULT
------------------------------------------------------------------



6.  EXPLANATIONS: Show question number as reference.

Dated at _________________________ this ______ day of ________________, ________

Witnessed by _____________________ Signature of Payor __________________________

CL 01-93 IL (06/01)                                                      K32-063

                                        9                                     K

[COUNTRY INSURANCE & FINANCIAL SERVICES LOGO]

BINDING RECEIPT                         COUNTRY Life Insurance Company
                                        COUNTRY Investors Life Assurance Company
                                        1701 N Towanda Avenue, PO Box 2000
                                        Bloomington, IL 61702-2000

In the past 12 months has any person named in this application:

a. Been treated by any physician or practitioner for or had any known heart condition or attack, stroke, blood abnormality, tumor or cancer other than of
   the skin?                                                     / / YES  / / NO

b. Had any electrocardiogram for any physical complaint including chest pain?
                                                                 / / YES  / / NO

If either of the above questions are answered "YES", DO NOT TAKE MONEY with this application.

Received $______________ (amount of cash received) in connection with the application for insurance which has this day been made to COUNTRY Insurance & Financial Services on Application Number:_________________

Subject to the terms and conditions of this Receipt as printed here, life insurance and any additional benefits in the amount applied for shall be deemed to take effect as of the date of the application for benefits due as a result of accidental or natural causes originating after the date of the application to the same extent as if the policy applied for had been issued and delivered. Coverage under this Receipt is excluded for any proposed insured whose death results directly or indirectly from suicide or attempt at suicide, while sane or insane. Insurance under this Receipt shall remain in effect until terminated by the occurrence of the earliest of (a) approval of the application, (b) notification of disapproval of the application as described below or (c) ninety days from the effective date of this Receipt. THE TOTAL INSURANCE INCLUDING ACCIDENTAL DEATH BENEFITS UNDER THIS AND ALL OTHER RECEIPTS AND PENDING APPLICATIONS COMBINED, FOR ANY PERSON PROPOSED FOR INSURANCE, OVER 14 YEARS OF AGE, SHALL NOT EXCEED $200,000. FOR ANY PERSON PROPOSED FOR INSURANCE BETWEEN THE AGE OF 15 DAYS AND 14 YEARS AT DEATH, THE TOTAL DEATH BENEFIT SHALL NOT EXCEED $25,000. IF ANY PERSON PROPOSED FOR INSURANCE IS UNDER THE AGE OF 15 DAYS AT DEATH, THE TOTAL DEATH BENEFIT FOR THIS PERSON SHALL BE $1,000.

The company reserves the absolute right to disapprove the application either (a) by outright disapproval, or (b) by offering to issue a policy with an extra rating or a plan or terms other than applied for. Notice of disapproval shall terminate all insurance hereunder and such notice shall be given to the Proposed Insured, or to the Applicant if other than the Proposed Insured, either (a) by personal notification, or (b) by the mailing of the notice of disapproval to his/her last known address in which event all insurance hereunder shall terminate upon the mailing of such notice.

The amount of cash received shall be refunded if the insurance hereunder is terminated due to disapproval of the application and the company makes no offer of insurance or if such offer is made and not accepted by the Proposed Insured, or the Applicant if other than Proposed Insured.

Any check or draft received is subject to collection and if not honored upon presentation for payment, this Binding Receipt shall be void.

Any insurance coverage which could otherwise be provided shall be void if the application contains any material misrepresentation.

NO AGENT OR OTHER COMPANY REPRESENTATIVE HAS THE AUTHORITY TO WAIVE OR MODIFY THE ANSWER TO ANY QUESTION ON THE APPLICATION OR TO MODIFY THE TERMS AND CONDITIONS OF THIS RECEIPT.


-----------------------------------       --------------------------------------
         DATE OF APPLICATION                         SIGNATURE OF AGENT

                                 BINDING RECEIPT

                                                                    K32-063
                                                               K32063